Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Steven M. Van Dick, in his capacity as Vice President and Chief Financial Officer of Hansen Medical, Inc., hereby certifies that, to the best of his knowledge;

(i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to which this Certification is attached as Exhibit 32.2 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act, and

(ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Hansen Medical, Inc.

March 13, 2009

/s/ STEVEN M. VAN DICK
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Hansen Medical, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.